1
Exhibit 32.1
Certification of
CEO Pursuant to 18
U.S.C. Section 1350
Pursuant to
18 U.S.C. Section 1350, as adopted
pursuant
to Section 906 of
the Sarbanes
-Oxley Act of 2002, I, William G. Smith, Jr.,
Chairman
and Chief
Executive Officer of
Capital City Bank
Group, Inc., hereby certify
that to
my knowledge (1) this Quarterly
Report of
the Company
on Form 10-Q for the period
ended September
30, 2026, as
filed with the Securities and Exchange
Commission on
the date
hereof (this "Report"), fully complies with
the requirements
of Section 13(a)
of the Securities Exchange
Act
of 1934, as amended,
and (2) the information
contained
in this Report fairly presents, in all material
respects, the financial
condition
of the Company
and its results of operations
as of and
for the periods covered
therein.
/s/ William G. Smith,
Jr.
William G. Smith,
Jr.
Chairman
and Chief
Executive Officer
Date: October 30,
2026
A signed original of
this written statement
required by Section 906,
or other document
authenticating,
acknowledging or otherwise
adopting the signature
that appears
in typed form
within the electronic version of this written statement
required by Section
906, has
been provided to the
Company
and will be retained by the Company
and furnished to the Securities and
Exchange Commission
or its
staff
upon request.